Exhibit 16.1

January 3, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We have read the statements made by MetroPCS Communications, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 (b) of Regulation S-K, as part of the Form S-1 of MetroPCS Communications, Inc. dated January 3, 2007. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP